Exhibit 99.1

Onity Group Inc.

ONITY GROUP NAMES AULENE WESSEL SENIOR VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER

West Palm Beach, FL – (February 24, 2026) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”) today announced that Aulene Wessel has been named Senior Vice President and Chief Accounting Officer, effective February 23, 2026. Ms. Wessel reports to Sean O’Neil, Executive Vice President and Chief Financial Officer of Onity.

Ms. Wessel is responsible for providing strategic leadership of the controllership function, overseeing all core accounting operations, internal controls, technical accounting, audits, and third-party service providers utilized for these services, as well as ensuring compliance with GAAP and other applicable regulations, rules and laws.

“We are pleased to welcome Aulene to the Company,” said O’Neil. “Aulene brings deep technical accounting, SEC reporting, and operational controllership expertise, along with a broad background spanning financial services and consumer finance. Her strong technical expertise and collaborative leadership approach will be instrumental in driving informed decision-making across the enterprise, bringing rigorous insight and sound judgment, and ensuring disciplined execution and accounting compliance.”

Ms. Wessel succeeds Francois Grunenwald, who will be leaving the Company after a transition period to pursue opportunities outside of Onity.

“I want to sincerely thank Francois for more than six years of dedicated service and meaningful contributions,” said O’Neil. “Over this time, he has been a trusted leader and partner, leaving a lasting positive impact on our Finance organization and the broader Company. I am also appreciative of Francois’ willingness to remain with us for a brief period to support a seamless transition. I wish him all the best in his future endeavors.”

Aulene Wessel Background

Aulene Wessel most recently served as Executive Vice President and Deputy Controller at Truist Bank. Prior to that, she served as Head of Financial Reporting and Policy at SoFi Technologies. Previously, Aulene served as Head of Accounting Implementation and earlier as Head of Accounting Policy at Silicon Valley Bank. She also served in leadership roles at American Express, including Vice President and Controller, Global Merchant Services and Loyalty and Vice President, Global Accounting Policy and Advisory. Earlier in her career, she worked at Barclays in London, UK and BDO in Cape Town, South Africa. Aulene holds a Bachelor of Accounting degree from the University of Stellenbosch, South Africa, and a Bachelor of Commerce in Accounting postgraduate degree from the University of Natal, South Africa. She is certified as a Chartered Global Management Accountant in the United Kingdom by the Chartered Institute of Management Accountants.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank financial services company providing mortgage servicing and originations solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs to consumers and business clients. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit onitygroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology such as “look forward to” and references to goals, strategies, and agendas, although not all forward-looking statements contain these words. Forward-looking statements in this press release include statements relating to the expected contributions of our new Chief Accounting Officer.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, changes in market conditions, the industry in which Onity operates, and its business, the actions of governmental entities and regulators, developments in litigation matters, and other risks and uncertainties detailed in Onity’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2025. Anyone wishing to understand Onity Group Inc.’s business should review its SEC filings. Onity’s forward-looking statements speak only as of the date they are made and Onity disclaims any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

For Further Information Contact:

Investors:

Valerie Haertel, VP, Investor Relations

(561) 570-2969

shareholderrelations@onitygroup.com

Media:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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